EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2003

Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *
John Deere Construction & Forestry Company	Delaware
John Deere Agricultural Holdings, Inc.	Delaware
John Deere Construction Holdings, Inc.	Delaware
John Deere Lawn and Grounds Care Holdings, Inc.	Delaware
John Deere Commercial Worksite Products, Inc.	Tennessee
John Deere Limited	Canada
John Deere - Lanz Verwaltungs A.G. (99.9% owned)	Germany
John Deere S.A.S.	France
John Deere Iberica S.A.	Spain
John Deere Intercontinental GmbH	Germany
John Deere Central Services GmbH	Germany
John Deere International GmbH	Switzerland
Chamberlain Holdings Limited	Australia
John Deere Limited Australia	Australia
Industrias John Deere Argentina S.A.	Argentina
John Deere Foreign Sales Corporation Limited	Jamaica
John Deere Credit Company	Delaware
John Deere Capital Corporation	Delaware
John Deere Credit Inc.	Canada
John Deere Receivables, Inc.	Nevada
John Deere Funding Corporation	Nevada
Deere Receivables Corporation	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Farm Plan Corporation	Delaware
Arrendadora John Deere S.A. de C.V. (99.9% owned)	Mexico
John Deere Credit Limited (Australia)	Australia
John Deere Health Care, Inc.	Delaware
John Deere Health Plan, Inc.	Illinois
Funk Manufacturing Company	Delaware
Cameco Industries, Inc.	Louisiana
Sprayfab, LLC	Louisiana
John Deere Brasil Participacoes LTDA (99.9% owned)	Brazil
John Deere Distribuidora De Titulos e Valores	Brazil
John Deere Ltd. Scotland (E. Kilbride)	England
John Deere Consumer Products, Inc.	Delaware
John Deere S.A. de C.V.	Mexico
Industrias John Deere, S.A. de C.V.	Mexico
Motores John Deere S.A. de C.V.	Mexico
John Deere Torreon S.A. de C.V.	Mexico
John Deere Mexico S.A. de C.V.	Mexico

One hundred and nine consolidated subsidiaries and thirty-nine unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.